UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2017, Uni-Pixel, Inc., a Delaware corporation (the “Company”) confirmed that that the Company’s common stock, par value $0.001 per share (“Common Stock”) was delisted from The Nasdaq Stock Market LLC (“Nasdaq”) at the opening of trading on such date, as previously reported by the Company in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 5, 2017. The Company’s common stock is now being quoted on the OTC Markets Group’s OTC Pink platform (the “OTC Pink”) under the symbol “UNXLQ”. There can be no assurance that the Company’s Common Stock will continue to be quoted and traded on the OTC Pink.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding the Company, including, but not limited to, the statement regarding the continuation of quotations and trading of our Common Stock on the OTC Pink. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks detailed under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017	By:	/s/ Christine Russell
Christine Russell, Principal Financial and Accounting Officer